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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 4, 1998, (except with respect to the matter discussed in Note 21, as to which the date is February 27, 1998) included in Young Innovation Inc.'s Form 10-K for the year ended December 31, 1997, and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP



St. Louis, Missouri
  October 13, 1998